UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 27, 2016

ENTERTAINMENT GAMING ASIA INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-32161	91-1696010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Unit C1, Ground Floor., Koon Wah Bldg., No.2 Yuen Shun Circuit, Yuen Chau Kok Shatin, New Territories, Hong Kong SAR
(Address of principal executive offices)

+ 852-3151-3800
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry Into a Material Definitive Agreement

On January 27, 2016, Entertainment Gaming Asia Inc. (the “Company) entered into a management services agreement, or “the Agreement,” with Melco Services Limited, or Melco Services, a wholly-owned subsidiary of Melco International Development Limited, which is also the parent of the Company’s majority shareholder, EGT Entertainment Holding Limited. The Agreement has been approved by the Conflicts Committee of the Company’s board of directors and the Audit Committee of the board approved those portions of the Agreement relating to internal audit services.

The Agreement is regarding the provision of management and administrative services by Melco Services to the Company, commencing January 1, 2015, as follows:

1)	Office secretary support for the Company’s CEO;

2)	Internal Audit services for the Company as requested and/or approved by the Company’s Audit Committee from time to time;

3)	Office facilities for the Company’s CEO, Internal Audit and other departments, as and when needed, and Company meetings, including meetings of the board and its committees; and

4)	Ad hoc advice on finance, accounting, legal and human resources together with general administration needs as requested.

The consideration payable by the Company for the aforesaid management and administrative services is as follows:

a)	For the period from January 1, 2015 to December 31, 2015, the Company shall pay to Melco Services a fee of HKD1.6 million (approximately US$206,400 based on the exchange rate of HKD1 to US$0.129), within fourteen days after signing of Agreement.

b)	For periods after end of year 2015, the fee payable by the Company shall be reviewed annually before March 20 of the relevant year and shall, unless otherwise agreed to between the Company and Melco Services by such time, be HKD1.8 million (approximately US$232,200 based on the exchange rate of HKD1 to US$0.129). The fee for each year shall be paid in four (4) equal installments, with each installment to be paid no later than one week before each quarter end.

c)	In case the services or any part thereof are required to be performed by personnel of Melco Services outside Hong Kong, on top of the services fee, the Company shall reimburse Melco Services for all out-of-pocket expenses incurred by Melco Services during any overseas business trips solely for the provision of the services (provided that such business trips are approved by the Company in advance (such approval not to be unreasonably withheld or delayed) and provided further that the same fares and charges are not being paid or undertaken to be paid by the Company in advance or otherwise) against invoices submitted by Melco Services.

The Agreement continues for a term with effect from January 1, 2015 until termination by either party, for any reason, upon 30 days prior written notice to the other. Meanwhile, the Agreement contains the customary confidentiality provisions, and each party and its personnel shall abide by such provisions during and after the performance of the relevant services.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits	Method of Filing

The following exhibit is filed with this report:

Exhibit 99.1	Management services agreement dated January 27, 2016 entered into between Entertainment Gaming Asia Inc. and Melco Services Limited	Filed Electronically herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERTAINMENT GAMING ASIA INC.

Dated: January 27, 2016	/s/ Clarence Chung
Clarence (Yuk Man) Chung
Chief Executive Officer